Exhibit 10.5

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

Effective January 1, 2004

(As Amended on July 3, 2003)

(i)

(ii)

(iii)

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

ARTICLE I—PURPOSE; EFFECTIVE DATE

1.01    Purpose

          The purpose of this American Management Systems, Incorporated Deferred Compensation Plan is to provide a select group of management employees with a competitive deferred compensation plan offering a market rate of return on a pre-tax basis. It is intended that this Plan will aid in attracting and retaining executives of exceptional ability by providing them with these benefits.

1.02    Effective Date

          The Plan is effective as of January 1, 2004.

ARTICLE II—DEFINITIONS

          For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.01    Account

          “Account” means the bookkeeping device used by the Employer to measure and determine the amount to be paid to a Participant under the Plan.

2.02    Beneficiary

          “Beneficiary” means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant’s death.

2.03    Board

          “Board” means the Board of Directors of the Company.

2.04    Bonus Deferral Commitment

          “Bonus Deferral Commitment” means a Deferral Commitment described in Section 3.02(c) relating to a bonus payable to a Participant during the Deferral Period.

2.05    Change in Control

          “Change in Control” means the happening of any of the following events, unless otherwise specified in an individual employment agreement:

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               (a) Any person or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities entitled generally to vote for the election of directors;

               (b) During any period of two consecutive years, individuals who, at the beginning of the period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds (66-2/3%) of the directors then still in office who were directors at the beginning of the period; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Board;

               (c) The consummation of a merger or consolidation with another corporation (other than a majority-controlled subsidiary of the Company) unless the Company’s stockholders immediately before the merger or consolidation are to own more than two-thirds (66-2/3%) of the combined voting power of the resulting entity’s voting securities entitled generally to vote for the election of directors; or

               (d) The disposition or sale of all or substantially all of the business or assets of the Company and its subsidiaries, taken as a whole.

           Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant by reason of (A) any event involving a transaction in which the Participant or a group of persons or entities with whom or with which the Participant acts in concert, acquires, directly or indirectly, fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities or the business or assets of the Company, or (B) any event involving or arising out of a proceeding under Title 11 of the United States Code or comparable provisions of any future United States bankruptcy law, an assignment for the benefit of creditors or an insolvency proceeding under state or local law.

2.06    Committee

           “Committee” means the Administrative Committee appointed to administer the Plan pursuant to Article VII hereof.

2.07    Company

           “Company” means American Management Systems, Incorporated, a Delaware corporation.

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2.09    Compensation

           “Compensation” means salary, bonuses, Incentive Compensation, and Stock Compensation, payable to the Participant during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction program.

2.10    Deferral Commitment

           “Deferral Commitment” means a commitment made by a Participant to defer Compensation pursuant to Section 3.02.

2.11    Deferral Period

           “Deferral Period” means each calendar year. The initial Deferral Period shall be from January 1, 2004 through December 31, 2004.

2.12    Determination Date

           “Determination Date” means the last business day of each calendar month.

2.13    Disability

           “Disability” means a physical or mental condition that, in the opinion of the Committee, shall prevent the Participant from satisfactorily performing his usual duties for the Employer or Company for a two (2) year period or longer. The Committee shall determine the existence of the Disability and may rely on advice from a medical examiner, medical reports, and/or other evidence satisfactory to the Committee.

2.14    Disability Benefit

           “Disability Benefit” means the amount payable to a Participant pursuant to Section 5.04 of the Plan.

2.15    Discretionary Contribution

           “Discretionary Contribution” means an Employer contribution credited under Section 4.04 to the Account of a Participant.

2.16    Earnings

           “Earnings” means the rate of investment return credited to an account on each Determination Date in a calendar year. Unless otherwise determined by the Company in accordance with Article IX, the Earnings rate for amounts deferred in cash shall be the Investment Crediting Rate. “Earnings” for amounts deferred in stock shall mean dividends paid on Company stock.

2.17    Employer

           “Employer” means the Company and any U.S. subsidiary or affiliate of the Company designated by the Board.

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2.18    Exchange Act

           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.19    Executive

           “Executive” means an individual who is eligible under Section 3.01 to participate in the Plan.

2.20    Financial Hardship

           “Financial Hardship” means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a Financial Hardship will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

     (a) Through reimbursement or compensation by insurance or otherwise;

     (b) By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

     (c) By cessation of deferrals under the Plan.

2.21    401(k) Plan

           “401(k) Plan” means the American Management Systems, Inc. 401(k) Plan, as amended from time to time.

2.22    Incentive Compensation

           “Incentive Compensation” means amounts payable in cash or stock to a Participant by the Employer, including, but not limited to, annual bonuses, awards under the Stock Incentive Plan, and any other incentive or bonus as determined by the Committee.

2.23    Incentive Compensation Deferral Commitment

           “Incentive Compensation Deferral Commitment” means a Deferral Commitment described in Section 3.02(b) relating to the Incentive Compensation payable by the Employer to a Participant.

2.24    Investment Crediting Rate

           “Investment Crediting Rate” means a rate fixed for each Plan year, which shall be calculated from the average end-of-day rate over the last ten business days of the year immediately preceding the Plan year in which Earnings are being credited, for the generic 5-year U.S. Treas-

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ury Note, as reported on Bloomberg, plus one percent (1%). This rate is applied on each Determination Date and the final payment date using the actual date count on the basis of a 365-day year (ACT/365). If such rate is not available or is no longer reported on Bloomberg, then the most directly comparable 5-year U.S. Treasury Note rate, as published in the Wall Street Journal or a substantially similar publication, as determined by the Committee, plus one percent (1%), shall be applied.

2.25    Participant

           “Participant” means any Executive who has elected to defer Compensation under this Plan.

2.26    Participation Agreement

           “Participation Agreement” means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.27    Plan

           “Plan” means this American Management Systems, Incorporated Deferred Compensation Plan for Executives, as amended from time to time.

2.28    Prior Plan

           “Prior Plan” means the American Management Systems, Incorporated Executive Deferred Compensation Plan.

2.29    Prior Plan Benefit

           “Prior Plan Benefit” means an amount equal to an Executive’s account balance, if any, in the Prior Plan that is transferred to the Plan upon termination of the Prior Plan.

2.30    Retirement

           “Retirement” means:

     (a) A termination of employment after age fifty-five (55) with five (5) or more years of continuous service;

     (b) A change in pay status to part-time/partial benefit after age fifty-five (55) with five (5) continuous years of service if a Participant:

     (i) makes an election to retire for purpose of this Plan on or before September 30 for benefits commencing on February 28 of the following year; and

     (ii) entered part-time/partial benefit status by July 1, prior to electing to retire and must remain in partial benefit status until distributions begin; and

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     (iii) forfeits all rights to defer under this Plan at anytime in future years; or

               (c) A termination of employment, which, in the opinion of the Committee, based on the Participant’s facts and circumstances, is a termination for retirement and not to pursue employment or self-employment.

2.31    Retirement Benefit

           “Retirement Benefit” means an amount payable to a Participant pursuant to Section 5.03 of the Plan.

2.32    Salary Deferral Commitment

           “Salary Deferral Commitment” means a Deferral Commitment described in Section 3.02(a) relating to the base salary payable by the Employer to a Participant.

2.33    SEP Make Up Contribution

           “SEP Make Up Contribution” means a contribution credited to the Account of a Participant pursuant to Section 4.03.

2.36    Stock Incentive Plan

           “Stock Incentive Plan” means the American Management Systems, Incorporated 2003 Stock Incentive Plan.

2.37    Valuation Date

           “Valuation Date” shall be the date on which a lump sum distribution (whether in cash or in stock) is made to a Participant or the date on which installment payments (whether in cash or in stock) to a Participant commence, as applicable.

ARTICLE III—PARTICIPATION AND DEFERRAL COMMITMENTS

3.01    Eligibility and Participation

     (a) Eligibility. Eligibility to participate in the Plan shall be limited to (1) U.S. employees of the Employer who are Vice Presidents, or above, or (2) U.S. employees of the Employer who were participants in the Prior Plan. The Committee, in its discretion, may deem otherwise eligible employees to be ineligible to participate.

     (b) Participation. An Executive may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the thirtieth (30th) day of September immediately preceding the beginning of the Deferral Period or by any other date determined by the Committee.

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3.02    Deferral Commitments

           A Participant may elect Deferral Commitments in the Participation Agreement as follows:

     (a) Salary Deferral Commitment. A Salary Deferral Commitment shall be related to the salary payable by the Employer to a Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage or a dollar amount.

     (b) Incentive Deferral Commitment. An Incentive Deferral Commitment shall be related to the Incentive Compensation payable by the Employer to a Participant during the Deferral Period. For amounts deferred in cash, the amount to be deferred shall be stated either as a percentage or a dollar amount. For amounts deferred in stock, the amount to be deferred shall be stated either as a percentage or a whole number of shares.

     (c) Bonus Deferral Commitment. Subject to the discretion of the Committee, a Participant may defer bonuses payable by the Employer during the Deferral Period. The amount to be deferred shall be stated either as a percentage or as a dollar amount.

           No deferral shall be permitted that is in violation of law, e.g., wage garnishments, tax levies, or child support orders. Deferral Commitments are valid for one Deferral Period only.

3.03    Limitations on Deferral Commitments

           The following limitations shall apply to the Deferral Commitments of a Participant:

     (a) Minimum. The minimum Salary Deferral Commitment amount shall be one thousand dollars ($1,000) per month (or five hundred dollars ($500) per pay period in the case of bi-weekly salary payments). The minimum Salary Deferral Commitment for a Participant who enters participation after the beginning of a Deferral Period shall be pro-rated based on the number of months remaining in the Deferral Period.

     (b) Maximum. The maximum deferral amount in a Salary Deferral Commitment shall be fifty percent (50%) of base salary. Notwithstanding the foregoing, no Deferral Commitment shall reduce a Participant’s compensation paid below the amount necessary to satisfy any applicable tax withholding required under federal, state, or local law.

     (c) Changes in Minimum or Maximum. The Committee may establish new minimum or maximum deferral amounts or change the existing minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Committee’s action.

3.04    Commitment Limited by Termination

           If a Participant terminates employment with the Employer prior to the end of the Deferral Period, the Deferral Period shall end as of the date of termination of employment.

3.05    Modification of Deferral Commitment

           Except as provided in Section 5.01(b) below, Deferral Commitments shall be irrevocable.

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3.06    Withholding for Taxes

           To the extent required by law, the Employer shall withhold any taxes required to be withheld by the federal or any state or local government with respect to Deferral Commitment amounts or with respect to deferred Compensation or Earnings. The Company reserves the right to limit or reduce the amount of cash or stock to be deferred or distributed as needed to satisfy the required tax withholding obligation.

ARTICLE IV—DEFERRED COMPENSATION ACCOUNTS

4.01    Account

           The amounts deferred by a Participant under the Plan, any Employer contributions, a Participant’s Prior Plan Benefit, if any, and Earnings on deferrals shall be credited to the Participant’s Account. A Participant’s Account shall be debited to reflect distributions to the Participant and forfeitures of unvested Employer contributions, if any. The Employer’s liability to pay benefits under the Plan shall be measured by, and shall in no event exceed the Participant’s vested Account balance. Separate subaccounts may be maintained to reflect different forms of deferrals, distributions, levels of vesting, and forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.02    Timing of Credits

           A Participant’s deferred Compensation shall be credited to the Participant’s Account one (1) business day after it otherwise would have been paid had a Deferral Commitment not been made. A Participant’s Prior Plan Benefit, if any, shall be credited to his account on or before January 30, 2004 and shall be credited with Earnings under this Plan for the month of January 2004.

4.03    SEP Make Up Contribution

           If as a result of participation in the Plan, an eligible Participant’s SEP contribution is reduced, the Employer shall credit an amount equal to the foregone SEP contribution into the eligible Participant’s account on the date the SEP contribution is made.

4.04    Discretionary Contributions

           The Employer may make Discretionary Contributions to a Participant’s Account in the Plan. Discretionary Contributions shall be credited at such times and in such amounts as the Board in its sole discretion shall determine.

4.05    Determination of Account

           Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date. The Account shall be expressed in dollars, except that the portion of an Account attributable to deferrals of stock shall be expressed in numbers of shares (including fractional shares) plus Earnings, which are converted

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to whole or fractional shares, plus the number of shares determined by any stock split, recapitalization or other capital change affecting the Company stock since the prior Determination Date, adjusted as follows:

     (a) New Deferrals. The Account shall be increased by any Compensation deferred pursuant to a Deferral Commitment and credited pursuant to Section 4.02 since such the immediately preceding Determination Date.

     (b) Employer Contributions. The Account shall be increased by any Discretionary Contributions and SEP Make Up Contributions credited since the immediately preceding Determination Date.

     (c) Distributions. The Account shall be reduced by the amount of any distributions from the Account to the Participant since the immediately preceding Determination Date.

     (d) Earnings. The Account shall be increased by the Earnings on the average daily balance in the Account since the immediately preceding Determination Date, except that that the number of shares (including fractional shares) in the portion of the Account attributable to deferrals of stock shall be increased by Earnings (i.e. dividends) paid at such times as shareholders of the Company are credited with dividends.

4.06    Vesting of Account

           Each Participant shall be vested in the amounts credited to the Participant’s Account and Earnings thereon as follows:

     (a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Earnings thereon.

     (b) Discretionary Contributions. A Participant’s Discretionary Contributions and Earnings thereon shall become vested as determined by the Company at the time the Discretionary Contribution is made. Any Discretionary Contributions, and Earnings thereon, that are not vested at the time a Participant terminates employment with the Employer or retires shall be forfeited.

     (c) SEP Makeup Contributions. A Participant shall be one hundred percent (100%) vested at all times in any SEP Make Up Contribution and Earnings thereon.

4.07    Statement of Account

           The Committee shall give to each Participant a statement showing the balance in the Participant’s Account on an annual basis and at such other times and in such manner as may be determined by the Committee.

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ARTICLE V—PLAN BENEFITS

5.01    Distributions Prior to Termination of Employment

           A Participant’s Account may be distributed to the Participant prior to termination of employment as follows:

     (a) In-Service Withdrawals. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than three (3) years after the date the Deferral Period commences. The amount withdrawn shall not exceed the amount of Compensation deferred plus Earnings on the deferral. Such election shall be made at the time the Deferral Commitment is made and can only be amended if such amendment is made at least one year and one day before the calendar year in which the distribution was scheduled. If the Participant retires, is disabled, or terminates employment prior to the date of a scheduled in-service withdrawal, such election will be invalid, and the amount of the scheduled in-service withdrawal will distributed in the same form of distribution as elected for the Participant’s retirement, disability, or termination of employment, as applicable.

     (b) Hardship Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, (a) waive or modify the deferral commitment and/or (b) make distributions from the Participant’s Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Financial Hardship and shall be made first from the Participant’s Prior Plan Benefit until exhausted. If payment is made from a Participant’s Account due to Financial Hardship, or if distributions are made under the 401(k) Plan on account of hardship as defined in the 401(k) Plan, the Participant’s deferrals under this Plan shall cease for twelve (12) months after the date of such payment. Any resumption of the Participant’s deferrals under the Plan after this period shall be made only at the election of the Participant in accordance with Article III herein.

     (c) Form of Payment and Time. Any distribution pursuant to Section 5.01(a) or 5.01(b) shall be payable in a lump sum distribution in accordance with Section 5.06. The distribution shall be paid in the case of a partial withdrawal, as provided in the Participation Agreement, and in case of a Financial Hardship, within thirty (30) days after the determination of a Financial Hardship.

5.02    Termination of Employment

           Upon a Participant’s termination of employment with the Employer for any reason, other than Retirement or Disability, the Employer shall pay the Participant or, in the case of the Participant’s death before Retirement, the Participant’s Beneficiary, a lump sum benefit equal to the balance in the Participant’s Account, less any Discretionary Contributions and Earnings thereon that are forfeited pursuant to Section 4.06(b). Such payment will be distributed within sixty (60) days after the termination of employment, unless the Participant is a person described in Rule 16b of the Exchange Act, in which case the Committee shall have the discretion to delay the distribution of the portion of the Participant’s Account that is attributable to deferrals of stock until

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such date that the Committee determines is practicable but that is no more than (1) year after the termination of employment.

5.03    Retirement Benefit

           Retirement benefits shall be paid in the form elected by the Participant at the time of the Deferral Commitment.

     (a) Form of benefit payments shall be one (1) of the following:

     (i) A lump sum distribution of the Participant’s Account balance, less any Discretionary Contributions and Earnings thereon that are forfeited pursuant to Section 4.06(b); or

     (ii) Distribution of the Participant’s Account balance, less any Discretionary Contributions and Earnings thereon that are forfeited pursuant to Section 4.06(b), in annual installments with a maximum of ten (10).

     (b) Benefits shall commence the last day of February in the calendar year next following the date of retirement.

     (c) Small Account(s). Notwithstanding Section 5.03(a), if the value of a Participant’s Account is less than fifty thousand dollars ($50,000) on the Valuation Date, the distribution shall be made in a lump sum.

     (d) Change in Form and Commencement of Payment. A Participant may elect to file a modified election as to form and timing of payment relating to deferrals. To be effective, such modified election must be filed prior to a termination of employment and one year and one day prior to the calendar year in which distributions would have occurred if the modification had not been made.

     (e) In the case of the Participant’s death after Retirement, the Employer shall pay to Participant’s Beneficiary the remaining portion, if any, of the Participant’s Account in the form elected by the Participant at the time of the Deferral Commitment.

5.04    Disability Benefit

           At the time of the Deferral Commitment, the Participant must elect, upon disability, to receive their benefit either in a lump sum or in the same number of annual installments as elected under Section 5.03 above.

5.05    Accelerated Distributions

     (a) Change in Control Distribution. Notwithstanding any other provision of the Plan, upon a Change in Control, a Participant’s Account balance shall be paid to the Participant in a lump sum within sixty (60) days of the Change in Control, unless the Company’s obligations under this Plan are assumed by the acquiring or successor company. Upon a Change in Control, this Section 5.05(a) and the definition of Change in Control in Section 2.05 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years.

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     (b) Penalty Withdrawal. Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution (whether cash or stock) equal to ninety percent (90%) of the entire vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance (whether cash or stock) shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant. Any Participant who elects to receive a benefit under this section shall not be eligible to participate in or defer into this Plan in the future.

5.06    Valuation and Settlement

           The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant’s Account on the Valuation Date. Distributions shall be made in cash, except for the portion of the Account attributable to deferrals of stock, which shall be distributed in shares of Company stock (plus cash equal to any fractional shares).

5.07    Payment to Guardian

           The Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Committee may, in it sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

5.08    Company Distribution

           The Committee may distribute a Participant’s Account balance to the Participant at any time if the Committee deems it to be in the best interests of the Company to do so. If, because of a change in law or because of a final determination by the Internal Revenue Service, all or any portion of the amounts deferred by a Participant under the Plan become includable in the Participant’s income under the Internal Revenue Code of 1986 (as amended) while deferred and prior to the scheduled distribution date or any accelerated distribution date determined under Sections 5.01, 5.02, 5.03, 5.04, or 5.05, the Committee shall immediately distribute the amount deferred or the portion thereof that is currently taxable in a lump sum to the Participant.

ARTICLE VI—BENEFICIARY DESIGNATION

6.01    Beneficiary Designation

           Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s

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Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.02    Changing Beneficiary

           Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.03    No Beneficiary Designation

           If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

     (a) The Participant’s spouse;

     (b) The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

     (c) The Participant’s estate.

ARTICLE VII—ADMINISTRATION

7.01    Committee; Duties

           The Plan shall be administered by the Committee. The Committee shall be appointed by the Compensation Committee of the Board of Directors. The Committee shall have the complete discretion and authority to make, amend, interpret, apply, and enforce all appropriate rules and regulations for the administration of the Plan and to exercise such powers as the Committee may deem necessary for the administration of the Plan. The Committee shall have the complete discretion and authority to interpret and construe the terms of the Plan, to apply the terms of the Plan to situations not expressly addressed in the Plan, to make findings of fact, and to resolve any and all questions as may arise under the terms of the Plan or in the administration of the Plan. The Committee shall exercise its discretion in a manner that is consistent with the terms of the Plan and with applicable law. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.02    Agents

           The Committee may, from time to time, engage agents and delegate to them such administrative duties as it sees fit. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority the delegation of which would cause this Plan to fail to satisfy the requirements of applicable law. In making any determination or in taking or not taking any ac-

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tion under this Plan, the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Plan.

7.03    Binding Effect of Decisions

           The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.04    Indemnity of Committee

           Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of the Plan or any Participant’s rights under the Plan to achieve intended tax consequences, to qualify for exemption or relief under Section 16 of the Exchange Act and the rules thereunder, or to comply with any other law, compliance with which is not required on the part of the Company. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person’s service on the Committee, except in the case of gross negligence or willful misconduct.

ARTICLE VIII—CLAIMS PROCEDURE

8.01    Claim

           The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries for (a) filing claims for benefits, (b) furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, and (c) appealing denials of claims for benefits. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee. The Committee shall notify Participants of the claims procedures in accordance with applicable law.

ARTICLE IX—AMENDMENT AND TERMINATION OF PLAN

9.01    Amendment

           The Board may at any time amend the Plan (including the Investment Crediting Rate under the Plan) by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, except that no amendment shall modify Section 5.05(a) hereof, and no amendment shall reduce the amount in any Account that accrued prior to the date such notice of the amendment is given.

9.02    Employer’s Right to Terminate

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           The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

     (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

     (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate. Unless such account balance is transferred under the terms of a new deferred compensation plan sponsored by the Company and the Employer, the Employer shall pay out and distribute each Account balance to the Participant within sixty (60) days after the Board terminates the Plan. Earnings shall continue to be credited on the unpaid Account balance as specified in Section 4.05(d) through the date of payment. Notwithstanding the foregoing, the Employer, in its sole discretion, may determine that it is in the financial best interests of the Employer to distribute any or all Accounts in installments over a payment period to be determined by the Employer.

9.03    Transfer of Liability; Corporate Transactions

           The Board reserves the right to transfer to another entity all of the obligations of the Company and/or the Employer with respect to a Participant under this Plan if such entity agrees pursuant to a binding written agreement to assume all of the obligations of the Company under this Plan with respect to such Participant. In the event of a corporate transaction, merger, acquisition, or other similar event, the payment of benefits in the form of stock shall be determined in the same manner as provided in the Stock Incentive Plan.

ARTICLE X—MISCELLANEOUS

10.01    Unfunded Plan

           This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.02    Company and Employer Obligations

           The obligation to make benefit payments to any Participant under the Plan shall be a joint and several liability of the Company and the Employer that employed the Participant.

10.03    Unsecured General Creditor

           Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by Employer in

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connection with this Plan shall remain its general, unpledged and unrestricted assets. The Employer’s obligation under the Plan shall be an unfunded and unsecured promise to pay money or stock in the future.

10.04    Trust Fund

           At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.05    Nonassignability

           Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.06    Not a Contract of Employment

           This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.07    Protective Provisions

           A Participant will cooperate with the Company and the Employer by furnishing any and all information requested by the Company and the Employer in order to facilitate the payment of benefits hereunder, and by taking such other actions as may be requested by the Company or the Employer. If it is necessary for a Participant to bring a legal action against the Company to obtain payment of amounts owed the Participant under the terms of the Plan, the Company will pay the Participant’s reasonable legal fees, costs, and expenses if the Participant prevails in litigation.

10.08    Governing Law

           The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Virginia, except as preempted by federal law.

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10.09    Validity

           In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10    Notice

           Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Chief Human Resources Officer at the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Employer’s records.

10.11    Successors

           The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

10.12    Change of Law

           Notwithstanding anything to the contrary herein, if the Committee determines in good faith, based on consultation with counsel, that the federal income tax treatment or legal status of the Plan has or may be adversely affected by a change in the Internal Revenue Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the Accounts of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

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